SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 15, 2004

UST Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-17506	06-1193986

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 West Putnam Avenue, Greenwich, Connecticut 06830

(Address of Principal Executive Offices) (Zip Code)

(203) 661-1100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Required FD Disclosure.

On March 15, 2004, Registrant reported that it had taken taken significant steps to resolve antitrust claims filed as a result of the Conwood litigation, including entering into an agreement with Swedish Match North America, Inc. settling the outstanding litigation between the two companies and an agreement, which is subject to court approval, to resolve a significant number of the indirect purchaser claims. A copy of the press release announcing the settlements and related matters is filed as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit No.	Document Description
99.1	Press Release, dated March 15, 2004

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 15, 2004

UST INC.

	By:	/s/ DEBRA A. BAKER

Name: Debra A. Baker
Title: Senior Vice President and Secretary

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EXHIBIT INDEX

Exhibit No.	Document Description
99.1	Press Release, dated March 15, 2004

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